UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements have been prepared from the historical financial statements of PDI, Inc. (“PDI” or the “Company”) and Group DCA, LLC (“Group DCA”), formerly known as Group DCA, Inc., to give effect to the Company’s acquisition of Group DCA (the “Acquisition”). See Note 1 for further information. The unaudited pro forma condensed combined financial statements do not purport to represent, and are not necessarily indicative of, what the Company’s financial position or results of operations would have been had the Acquisition occurred on the dates indicated.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2009 and nine months ended September 30, 2010 are presented as if the Acquisition had occurred on January 1, 2009 and include all adjustments that (i) give effect to events that are directly attributable to the Acquisition, (ii) are expected to have a continuing impact, and (iii) are factually supportable. The historical consolidated statements of operations of PDI and Group DCA for the year ended December 31, 2009 that were used in preparing the unaudited pro forma condensed combined statement of operations for the same period have been audited. The historical consolidated statements of operations of PDI and Group DCA for the nine months ended September 30, 2010 that were used in preparing the unaudited pro forma condensed combined statement of operations for the same period have not been audited. The unaudited pro forma condensed combined statements of operations do not reflect a reduction of general corporate expenses or other non-direct costs of the Company which are expected to be reduced as a result of the Acquisition.

The unaudited pro forma condensed combined balance sheet as of September 30, 2010 is presented as if the Acquisition had occurred on September 30, 2010, and includes all adjustments that give effect to events that are directly attributable to the Acquisition and are factually supportable. The historical consolidated balance sheets of PDI and Group DCA as of September 30, 2010 that were used in preparing the unaudited pro forma condensed combined balance sheet have not been audited.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s historical consolidated financial statements, related notes, and “Management’s Discussion and Analysis”, and the Group DCA historical consolidated financial statements and related notes. The consolidated balance sheet of the Company as of December 31, 2009, and the related consolidated statement of operations, cash flows and stockholders’ equity for the year then ended, along with the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are set forth in the Company’s Annual Report on Form 10-K filed March 5, 2010. The unaudited interim consolidated financial statements of the Company for the nine months ended September 30, 2010 are set forth in the Company’s Quarterly Report on Form 10-Q filed November 4, 2010. The consolidated balance sheet of Group DCA as of December 31, 2009, and the related consolidated statement of operations and cash flows for the year then ended, along with the related notes, are included as Exhibit 99.1 in this Form 8-K/A. The unaudited interim consolidated financial statements of Group DCA for the nine months ended September 30, 2010 are included as Exhibit 99.2 in this Form 8-K/A.

PDI, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
At September 30, 2010
(in thousands, except share and per share data)

	PDI, Inc.	Group DCA	Pro Forma		Pro Forma
	(as reported)	(historical)	Adjustments		Combined

ASSETS
Current assets:
Cash and cash equivalents	$83,355	$77	$(25,300)	A	$58,132
Short-term investments	130	-	-		130
Accounts receivable, net	10,257	3,133	-		13,390
Unbilled costs and accrued profits
on contracts in progress	3,534	-	-		3,534
Deferred contract costs	-	238	-		238
Other current assets	2,334	145	-		2,479
Total current assets	99,610	3,593	(25,300)		77,903
Property and equipment, net	3,030	882	-		3,912
Goodwill	5,068	-	22,298	B	27,366
Other intangible assets, net	2,270	-	8,769	C	11,039
Other long-term assets	4,861	468	-		5,329
Total assets	$114,839	$4,942	$5,767		$125,548

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,171	$1,128	$-		$3,299
Bank credit line	-	1,200	(1,200)	I	-
Unearned contract revenue	8,488	13,683	(9,204)	G	12,967
Accrued salary and bonus	9,498	15	-		9,513
Other accrued expenses	13,204	1,418	-		14,622
Total current liabilities	33,361	17,444	(10,404)		40,401
Acquisition-related contingent consideration	-	-	2,115	H	2,115
Long-term liabilities	9,782	337	-		10,119
Total liabilities	43,143	17,781	(8,289)		52,635

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value;
5,000,000 shares authorized, no
shares issued and outstanding	-	-	-		-
Common stock, $.01 par value;
100,000,000 shares authorized;
15,396,028 shares issued and
14,325,139 shares outstanding	154	-	-		154
Common stock, $.0001 par value;
20,000,000 shares authorized;
10,000,000 shares issued and
8,500,000 shares outstanding	-	1	(1)	D	-
Additional paid-in capital	124,405	309	(309)	D	124,405
Accumulated deficit	(39,266)	(11,999)	13,216	F	(38,049)
Accumulated other comprehensive income	(2)	-	-		(2)
Treasury stock, at cost (1,070,889 shares)	(13,595)	-	-		(13,595)
Treasury stock, at cost (1,500,000 shares)	-	(1,150)	1,150	E	-
Total stockholders' equity	71,696	(12,839)	14,056		72,913
Total liabilities and stockholders' equity	$114,839	$4,942	$5,767		$125,548

PDI, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2010
(in thousands, except for per share data)

	PDI, Inc.	Group DCA	Pro Forma		Pro Forma
	(as reported)	(historical)	Adjustments		Combined

Revenue, net	$99,952	$10,464	$-		$110,416
Cost of services	77,209	7,703	-		84,912
Gross profit	22,743	2,761	-		25,504

Compensation expense	13,481	2,406	-		15,887
Other selling, general and administrative expenses	10,410	2,702	(412)	C, E	12,701
Facilities realignment	583	-	-		583
Total operating expenses	24,474	5,108	(412)		29,171
Operating income (loss)	(1,731)	(2,347)	412		(3,666)

Other income, net	133	(6)	(183)	H	(56)
Income (loss) from continuing operations
before income tax	(1,598)	(2,353)	229		(3,722)
Provision for income tax	208	1	-		210
Income (loss) from continuing operations	$(1,806)	$(2,354)	$229		$(3,932)

Basic income (loss) per share of common stock:
Income (loss) from continuing operations	$(0.13)				$(0.28)

Diluted income (loss) per share of common stock:
Income (loss) from continuing operations	$(0.13)				$(0.28)

Weighted average number of common shares and
common share equivalents outstanding:
Basic	14,291				14,291
Diluted	14,291				14,291

PDI, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2009
(in thousands, except for per share data)

	PDI, Inc.	Group DCA	Pro Forma		Pro Forma
	(as reported)	(historical)	Adjustments		Combined

Revenue, net	$80,384	$15,982	$-		$96,366
Cost of services	55,844	10,657	-		66,501
Gross profit	24,540	5,325	-		29,865

Compensation expense	17,989	3,459	-		21,448
Other selling, general and administrative expenses	16,944	3,053	654	C	20,651
Asset impairment	18,118	-	-		18,118
Facilities realignment	6,609	-	-		6,609
Total operating expenses	59,660	6,512	654		66,826
Operating (loss) income	(35,120)	(1,187)	(654)	H	(36,960)

Other income, net	183	(53)	(244)		(114)
(Loss) income from continuing operations
before income tax	(34,937)	(1,240)	(898)		(37,075)
Provision for income tax	(6,834)	6	-		(6,828)
(Loss) income from continuing operations	(28,103)	(1,246)	(898)		(30,247)

Basic (loss) income per share of common stock:
(Loss) income from continuing operations	$(1.98)				$(2.13)

Diluted (loss) income per share of common stock:
(Loss) income from continuing operations	$(1.98)				$(2.13)

Weighted average number of common shares and
common share equivalents outstanding:
Basic	14,219				14,219
Diluted	14,219				14,219

1)   Description of Transaction and Basis of Pro Forma Presentation

On November 3, 2010, PDI, Inc., Group DCA, LLC (“Group DCA”), a Delaware limited liability company, JD & RL, Inc., a Delaware corporation (“Seller”) and the sole member of Group DCA, Robert O. Likoff, individually and as the representative of Seller and the stockholders of Seller, and Jack Davis, individually, entered into a Membership Interest Purchase Agreement (the “Agreement”) pursuant to which the Company acquired all of the issued and outstanding membership interests of Group DCA.  The Company has no prior material relationship with any of the parties to the Agreement.

The consideration paid by the Company to Seller consisted of $25,300,000 in cash (the “Cash Consideration”) plus up to $30,000,000 in specified earnout and integration payments (the “Contingent Consideration”) earned through the period ending on December 31, 2012.  The Cash Consideration is subject to a post-closing increase or decrease based on the amount, if any, by which Group DCA’s working capital at closing exceeded or fell short of the target working capital.  The Agreement contains customary indemnification obligations.  An amount equal to $1,250,000 of the Cash Consideration was placed in an 18-month escrow account to satisfy indemnification claims.

The allocation of the purchase price in Group DCA acquisition to the assets acquired and liabilities assumed from Group DCA is based on preliminary estimates and assumptions. In addition, the Company is in the process of assessing the useful lives and appropriate amortization methods for the identifiable intangible assets that were acquired from Group DCA. These estimates and assumptions are subject to future adjustments upon completion of the valuation of Group DCA’s assets and liabilities and these valuations could change significantly from those used in the unaudited pro forma condensed combined financial statements.

Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2010 gives effect to the acquisition as if it occurred on that date. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2010, and the year ended December 31, 2009 give effect to the acquisition as if it occurred on January 1, 2009.

The accompanying unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2010 and for the year ended December 31, 2009 do not reflect any gain or loss on sale from the acquisition.

Pro Forma Footnotes

A	Reflects the adjustment to cash and cash equivalents as a result of the cash consideration paid in the Acquisition.

B
Reflects the establishment of goodwill resulting from the Acquisition. Under the acquisition method of accounting, the purchase price has been allocated to the Group DCA tangible and identifiable intangible assets acquired and liabilities assumed based on preliminary estimates of fair value. The total purchase consideration less the sum of the estimated fair value of assets acquired and liabilities assumed is recorded as goodwill. The purchase price of the Acquisition has been allocated on a preliminary basis as follows (amounts in thousands):

Purchase consideration:
Cash consideration paid	$25,300
Estimated earn-out payments	2,115
Working capital adjustment	(898)
Total purchase consideration	26,517

Estimated fair value of assets acquired and liabilities assumed:
Current assets	3,593
Fixed assets	882
Other long-term assets	468
Other intangible assets	6,804
Liabilities assumed	(9,492)
Total estimated fair value of net assets acquired	2,254

Goodwill	$24,263

C
Reflects the establishment of other intangible assets resulting from the Acquisition and the associated fair value adjustments for additional amortization expense for the nine months ended September 30, 2010 and twelve months ended December 31, 2009. Under the acquisition method of accounting, the purchase price has been allocated to the Group DCA tangible and identifiable intangible assets acquired and liabilities assumed based on preliminary estimates of fair value. The fair values of identifiable other intangible assets acquired are as follows (amounts in thousands):

			Additional Pro Forma Amortization Expense
	Fair Value	Remaining Useful Life	For the Nine Months Ended September 30, 2010	For the Twelve Months Ended December 31, 2009
Other intangible assets:
Trade name	$2,057	Indefinite	$-	$-
Technology	2,688	6.0 years	336	448
Healthcare professional database	2,059	10.0 years	154	206
Total other intangible assets	$6,804		$490	$654

D	Reflects the elimination of Group DCA common shares, additional paid-in capital, treasury stock and unamortized stock option costs upon Acquisition.

E	Reflects the elimination of acquisition costs of $902 incurred during the nine months ended September 30, 2010.

F	Reflects the elimination of Group DCA’s historical accumulated deficit and the impact on retained earnings of all pro forma and fair value adjustments.

G	Reflects the fair value adjustment to deferred revenue at the acquisition date based on preliminary estimates.

H
Reflects the fair value adjustment to accrue for the Contingent Consideration, and the related accretion of interest expense, which has been calculated at its present value based on a preliminary estimate of the fair value of future payments to be made to the Seller.

	Fair Value at	Present Value at	Accretion of Interest Expense
	Acquisition Date	Acquisition Date	Year 1	Year 2	Year 3

Contingent consideration	$ 2,725	$ 2,115	$ 244	$ 244	$ 122

I	Reflects the payoff of the outstanding bank credit line by the Seller as part of the Agreement.